Exhibit 10.1

TERMINATION AGREEMENT

            Reference is hereby made to a Securities Subscription Agreement (“Agreement”) dated June 13, 2007 by and between  China Properties Developments, Inc., a Colorado corporation, and Shaanxi Xinyuan Real Estate Co. Ltd., a People’s Republic of China limited liability corporation.

            1.     Pursuant to Section 7 of the Agreement, it is hereby agreed by the undersigned parties that the Agreement is hereby terminated and abandoned as of June 1, 2008, and as a result, the Agreement is deemed void and of no further effect.  It is further agreed that none of the parties thereto shall have any further liability or obligations thereunder except as otherwise provided therein.

            2.     This Termination Agreement may be executed by the parties hereto in one or more counterparts each of which shall be an original and all of which shall together constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date indicated below.

Dated:  June 23, 2008                                                  CHINA PROPERTIES DEVELOPMENTS, INC.

                                                                                    by:        /s/ Ping’an Wu
                                                                                    Name:  Ping’an Wu
                                                                                    Title:     Chief Executive Officer

                                                                                    SHAANXI XINYUAN REAL ESTATE CO. LTD.

                                                                                    by:        /s/ Shuzhen Yang
                                                                                    Name:  Shuzhen Yang
                                                                                    Title:     President